Press Release From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400	Exhibit 99(i)

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE AND NINE MONTHS ENDED APRIL 30, 2021

J. W. Mays, Inc. today reported its financial results for the three and nine months ended April 30, 2021.

Revenues from Operations for the three months ended April 30, 2021 amounted to $5,161,888 compared to revenues of $5,128,574 in the comparable 2020 three-month period, while revenues from Operations for the nine months ended April 30, 2021 were $15,043,749 compared to revenues of $15,203,549 in the comparable 2020 nine-month period.

Net loss from Operations for the three months ended April 30, 2021 was ($41,921), or ($.02) per share, compared to net loss from Operations of ($585,023), or ($.29) per share, in the comparable 2020 three-month period.

Net loss from Operations for the nine months ended April 30, 2021 was ($511,452), or ($.25) per share, compared to net loss from Operations of ($513,760), or ($.25) per share, in the comparable 2020 nine-month period.

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Dated: June 9, 2021